Exhibit 77(Q)(1)

                                    EXHIBITS

(a) Certificate of Amendment to the Registrant's Certificate of Trust changing the Registrant's name from "Pilgrim Senior Income Fund" to "ING Senior Income Fund" is filed herewith.

(b) The text of the Registrant's fundamental policy to conduct monthly repurchase offers is incorporated by reference to a Supplement dated November 2, 2001 to the Registrant's Statement of Additional Information dated April 2, 2001, as filed with the SEC via EDGAR on November 2, 2001.